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                                  EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement No. 333-107079 (Form S-3) and related Prospectus of TradeStation Group, Inc. for the registration of 386,369 shares of its common stock and to the incorporation by reference therein of our report dated February 3, 2003, with respect to the consolidated financial statements of TradeStation Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP


Fort Lauderdale, Florida,
August 11, 2003.